SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



              Date of report (Date of earliest event reported): January 25, 2002

                                   ConSil Corp
             (Exact Name of Registrant as Specified in Its Charter)

                                      Idaho
                 (State of Other Jurisdiction of Incorporation)


            0-4846-3                                     82-0288840
     (Commission File Number)                  (IRS Employer Identification No.)


 4766 South Holladay Boulevard
         Holladay, Utah                                    84117
 (Address of Principal Executive Offices)                (Zip Code)


                                  801.256.9600
               (Registrant's Telephone Number, Including Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)

Item 1.    Change of Control

         In January 2002, ConSil Corp. (the "Company") completed a private placement of 12,500,000 shares of its common stock with three (3) accredited investors. The total purchase price for the shares was $500,000. The private placement is described in greater detail in Item 5 below.

         After the issuance of the shares in the private placement, the Company has 21,949,707 shares of common stock outstanding. The shares acquired by the investors in the private placement represent approximately 56.9% of the Company's currently outstanding shares of common stock, and, accordingly, if the investors in the private placement acted in concert, they would be able to exercise significant control over the Company's business and operations, including the election of its board of directors. Each of the investors in the private placement has represented to the Company that he or it disclaims beneficial ownership of the shares acquired by the other investors in the private placement, and that the investors do not constitute a "group" for purposes of Rule 13d promulgated under the Securities Exchange Act of 1934, as amended, and intends to timely file a Schedule 13D with respect to the private placement.

         The following table sets forth certain information regarding beneficial ownership of the shares of the Company's common stock by (i) each person known by the Company to own more than 5% of the Company's outstanding common stock,
(ii) each of the Company's directors, and (iii) all of the Company's executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 21,949,707 outstanding shares of common stock. The information set forth below reflects only the consummation of the private placement described in Item 5 below, and not the other transactions described in that Item. The inclusion of any shares of common stock as "beneficially owned" does not constitute an admission of actual beneficial ownership (which is a broad definition under the securities laws) of those shares. Unless otherwise indicated, each person is deemed to beneficially own any shares issuable on exercise of stock options or warrants held by that person that are currently exercisable or become exercisable within 60 days after the record date:

                                                                                    Total             Percent of
                                                                                    -----             ----------
Name and Address of                         Number of             Number of         Beneficial        Shares
----------------------                      ------------          ---------         ----------        ------
Beneficial Owner                            Shares Owned          Options           Ownership         Outstanding
----------------                            ------------          -------           ---------         -----------


Lincoln Properties LTD LC                      7,418,300             - 0 -           7,418,300           33.8%
1380 Devonshire Drive
Salt Lake City, UT  84108

Brighton Opportunity Fund*                      6,250,000             - 0 -           6,250,000           28.5%
1801 Century Park East, Suite 1235
Los Angeles, CA  90067

Trevor Crow*                                    3,125,000             - 0 -           3,125,000           14.2%
3467 Western Springs Road
Olivenhain, CA  92024

Richard Keys*                                   3,125,000             - 0 -           3,125,000           14.2%
1136 Loma Avenue, Suite 203
Coranado, CA  92118

James Anderson
President and Director                           - 0 -               - 0 -             - 0 -             - 0 -
6975 South Union Park Center, Suite 600,
Salt Lake City, Utah

All of the directors and executive               - 0 -               - 0 -             - 0 -             - 0 -
officers as a group (1 person)
-----------------------------------

*Prive Placement Investor


Item 5.  Other Events

         Agreement and Plan of Merger. On January 25, 2002, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with LumaLite, Inc., a California corporation ("LumaLite"), ConSil Merger Corp., a Nevada corporation and a wholly-owned subsidiary of ConSil ("ConSil Sub"), and certain shareholders of LumaLite. Subject to the terms and conditions of the Merger Agreement, ConSil Sub will merge with and into LumaLite, with LumaLite to survive the merger and become a wholly-owned subsidiary of the Company. LumaLite is in the business of developing, manufacturing and selling medical devices and ancillary services for the dental industry. The Company currently has no active business operations, and it is anticipated that the Company's post-merger business operations will consist of the operations conducted by and through LumaLite.

         A copy of the Merger Agreement is attached to this report as an exhibit. The descriptions of the Merger Agreement set forth in this report are qualified in their entirety by reference to the actual terms of the Merger Agreement. The merger is intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and will be treated as a purchase for accounting purposes.

         The consummation of the merger is subject to a number of conditions, including (i) the approval of the Merger Agreement by the stockholders of
LumaLite and (ii) the completion of certain ancillary transactions, including the approval by the Company's stockholders of a 1-for-25 reverse split of the Company's common stock (the "Reverse Split"). The principal ancillary transactions, including the Reverse Split, are described below. The Company's shareholders are not required to approve the merger under the terms of the Merger Agreement, Idaho law or the Company's Articles of Incorporation or Bylaws, and the Company does not intend to seek any such approval.

         Once the merger is effective, all of the issued and outstanding shares of common stock of LumaLite will be cancelled and converted into and become a right to receive, in the aggregate, 17,800,000 post-Reverse Split shares of the Company's common stock. In connection with the merger, the Company will assume all then outstanding options (whether vested or unvested) to purchase LumaLite's common stock and will reserve for issuance an aggregate of 98,298 post-Reverse Split shares of its common stock in respect of such options. Assuming the consummation of the merger and the transactions described below, the 17,800,000 post-Reverse Split shares of common stock issuable to the LumaLite stockholders would collectively represent approximately 62.46% of the Company's voting stock. As a result, the LumaLite stockholders would, if they acted in concert, have significant control over the Company's business and operations, including the right to elect it board of directors.

         Upon the effectiveness of the merger, the Company's sole director will appoint four nominees of LumaLite to fill the existing vacancies on the Company's board of directors and will then resign as a member of the Company's board. The four nominees of LumaLite will constitute the Company's board of directors until the appointment of additional persons to fill vacancies in the board, the four nominees' election to the board at the next election of directors, or until the four nominees' earlier resignation or removal. LumaLite has not yet designated the four nominees.

         Ancillary   Transactions.   In  connection  with  the  merger,  and  as
contemplated by the Merger Agreement, the transactions that the Company has effected or will effect include the following:

                  Reverse Split. The Company intends to seek approval from its shareholders of the Reverse Split. If the Reverse Split is approved, the 21,949,707 shares of the Company's common stock currently outstanding (including the 12,500,000 shares issued in connection with the private placement described in the point below) will be exchanged for 877,988 post-Reverse Split shares of common stock.

                  Private Placement. As described in Item 1, in January 2002, the Company completed a private placement with three accredited investors of 12,500,000 shares of its common stock for an aggregate purchase price of $500,000. The Company believes the placement qualifies for the exemption from registration provided under ss. 4(2) of the Securities Act of 1933, as amended. The Company intends to use the proceeds from the placement for working capital purposes.

                  The proceeds from the placement and the 12,500,000 shares of common stock are being held in escrow. Under the terms of the escrow, $100,000 was released to the Company on the execution of the escrow agreement, which occurred on January 7, 2002, and the balance of the escrow funds will be released to the Company once the Company has effected the Reverse Split and consummated the Merger Agreement. If those two conditions are not satisfied by March 1, 2002, the funds remaining in the escrow will be returned to the purchasers (with the exception of $15,000 that will be used to reimburse LumaLite for certain expenses it has incurred in connection with the Merger Agreement) and all of the shares of the common stock will be returned to the Company. During the term of the escrow, the purchasers will generally have all of the rights associated with the ownership of the shares, including the right to vote them.

                  Pending the consummation of Merger Agreement and the Reverse Split, the purchasers in the private placement will collectively hold approximately 56.9% of the Company's issued and outstanding common stock and, therefore, will be entitled (if they act in concert) to exercise significant control over the Company's management and operations. If the Merger Agreement is consummated (and the LumaLite stockholders receive post-Reverse Split shares of the Company's common stock as described in the Merger Agreement) and the parties perform under the terms of the Debt Conversion Agreement described in the following point, the purchasers in the private placement would collectively hold approximately 1.75% of the Company's issued and outstanding post-Reverse Split shares of common stock, and the other current stockholders (who now hold 9,449,700 shares of common stock and would hold 377,988 shares of post-Reverse Split common stock) would collectively hold approximately 1.33% of the Company's issued and outstanding post-Reverse Split common stock.

Debt Conversion. The Company is currently indebted to REA LLC in the principal amount of $725,000. The Company originally incurred the debt under the terms of a loan agreement dated June 28, 1996, as amended, between the Company and Hecla Mining Company, the Company's former principal shareholder. In July 2001, Hecla assigned its interest in the loan agreement to REA LLC. The Company and REA LLC have agreed to convert the principal amount of the debt, plus accrued interest, into 10,118,744 post-Reverse Split shares of the Company's common stock. Assuming the consummation of the Merger Agreement and the ancillary transactions described in this report, REA LLC would hold approximately 34.45% of the Company's common stock.

Contribution of Shares. Upon and subject to the consummation of the merger, Lincoln Properties Ltd L.C. has agreed to contribute its shares of common stock to the Company. Lincoln holds a total of 7,418,300 shares of common stock (which, upon the approval of the Reverse Split would be exchanged for 296,732 post Reverse-Split shares of the Company's common stock.)

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.
                  --------

                  2.1 Agreement and Plan of Merger, dated January 25,2002, among the Company, LumaLite and other parties.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            ConSil Corp.



Date: January  25, 2002                     By: /s/    James Anderson
      ----------------------------                     -------------------------
                                                       James Anderson, President